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                                                                      EXHIBIT 21

                         GUNDLE/SLT ENVIRONMENTAL, INC.

                              LIST OF SUBSIDIARIES

                                                                JURISDICTION OF      EFFECTIVE
                         ENTITY NAME                             INCORPORATION       OWNERSHIP
--------------------------------------------------------------  ---------------      ---------
GSE Lining Technology, Inc....................................  Delaware                100%
GSE Lining Technology GmbH....................................  Germany                 100%
Gundle GmbH...................................................  Germany                 100%
GSE Lining Technology Pty. Ltd................................  Australia               100%
GSE Lining Technology Pte. Ltd................................  Singapore               100%
GSE Lining Technology Ltd.....................................  United Kingdom          100%
GSE U.K. Ltd..................................................  United Kingdom          100%
Gundle Environmental Ltd......................................  United Kingdom          100%
GSE Clay Lining Technology Co.................................  South Dakota            100%
GSE International, Inc........................................  Delaware                100%
GSE Foreign Sales, Ltd........................................  Barbados                100%
GSE Ventures, Inc.............................................  South Dakota            100%
Gundwater, Inc................................................  Nevada                  100%

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